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                                                                 EXHIBIT 3.18(a)

                            ARTICLES 0F INCORPORATION

                                       OF

                            HOMEQUITY SERVICES, INC.

            FIRST: I, John T. Connor,jr., whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031 being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

            SECOND: The name of the corporation (which is hereinafter referred to as the "Corporation") is Homequity Services, Inc.

            THIRD: The purposes for which the Corporation is formed are:

            (1) To provide real-estate related services to companies that are relocating employees.

            (2) In general, to possess and exercise all the powers and privileges granted by by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, or by any other law or Maryland or by these Articles of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

            FOURTH: The post office address of the principal office of the Corporation in this state is 11333 McCormick Road, Hunt Valley, Maryland 21031. The name and post office of the resident agent of the Corporation in this state is John T. Connor, jr., 11333 McCormick Road, Hunt Valley, Maryland 21031. Said resident agent is an individual actually residing in this state.

            FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is five thousand (5,000) shares of common stock, without par value.

            SIXTH: The number of directors of the Corporation shall be three
(3), which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than three (3), provided that:

            (1) If there is no stock outstanding, the number of directors may be less than three (3) but not less than one (1); and
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            (2) If there is stock outstanding and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

            The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are: Jerome W. Geckle, John T. Conner, jr., Robert D. Kunisch and John J. Gottsman.

            SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

            (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

            (2) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions, and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

            The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

            EIGHTH: Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any pre-emptive right to purchases, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

            IN WITNESS WHEREOF, I have signed these Articles of Incorporation this [ILLEGIBLE] day of April, 1985, and I acknowledge the same to be my act.

                                                /s/ John T. Connor, jr.
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                                                 John T. Connor, jr.